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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

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                                                                            Percent           State of
                                                                             Owned          Incorporation
                                                                             -----          -------------
Children's Comprehensive Services of California, Inc.
d/b/a Advocate Schools                                                       100%               California

CCS/Altacare of Arkansas, Inc.                                               100%               Arkansas

CCS/Bay County, Inc.                                                         100%               Florida
d/b/a Bay County Behavioral Health Center

CCS/Gulf Pines, Inc.                                                         100%               Texas
d/b/a Gulf Pines Behavioral Health Services

CCS/Lansing, Inc.                                                            100%               Michigan
d/b/a Rivendell Center for Behavioral Health

CCS of Montana, Inc.                                                         100%               Montana

CCS/Rivendell of Arkansas, Inc.                                              100%               Arkansas

CCS/Rivendell of Kentucky, Inc.                                              100%               Kentucky

CCS/Salt Lake City, Inc.                                                     100%               Utah
d/b/a Copper Hills Youth Center

Ventures Healthcare of Gainesville, Inc.                                     100%               Tennessee

Chad Youth Enhancement Center, Inc.                                          100%               Tennessee

CCS/Meadow Pines, Inc.                                                       100%               Texas

American Clinical Schools, Inc.                                              100%               Delaware

Tennessee Clinical Schools, Inc.                                             100%               Tennessee

Alabama Clinical Schools, Inc.                                               100%               Alabama

Pennsylvania Clinical Schools, Inc.                                          100%               Pennsylvania

Somerset, Inc.                                                               100%               California

Children's Comprehensive Services of Hawaii, Inc.                            100%               Hawaii
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